UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2011

Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	001-32449	98-0358363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada		M9C 5L5
(Address of principal executive offices)		(Zip code)

(Registrant’s telephone number, including area code) 416-596-7664

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 26, 2011 the Company held an Annual Meeting of Shareholders at which the following actions were taken:

1.	The following directors were elected with the indicated number of votes set forth below:

Nominee	For	Withheld	Non-Vote
Richard D. McGraw	9,449,556	3,913,464	304,884
Richard E. Gaetz	13,200,051	162,969	304,884
Anthony F. Griffiths	13,000,696	362,324	304,884
John R. Gossling	13,082,027	280,993	304,884
Georges L. Hébert	13,082,027	280,993	304,884
William S. Deluce	13,081,527	281,493	304,884

2.	The proposal for the ratification of the appointment of KPMG LLP as Independent Auditors for 2011 was voted on and approved at the meeting by the following vote:

For: 13,504,735   Withheld: 162,769   Non-Vote: 400

3.	The advisory resolution to approve the compensation of the named executive officers was voted on at the meeting by the following vote:

For: 13,180,781   Against: 167,719   Withheld: Nil   Non-Vote: 304,884

4.	The advisory resolution on the frequency of future advisory votes on executive compensation was voted on at the meeting by the following vote:

1 Year: 7,426,735   2 Years: 130,360   3 Years: 5,770,056   Abstain: 51,271

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.

	By:	/s/ Sean P. Washchuk
	Name:	Sean P. Washchuk
Date: April 29, 2011	Title:	Vice President Finance and Chief Financial Officer